As filed with the Securities and Exchange Commission on September 14, 2004
                                                  Registration No. 333-_______
==============================================================================



                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                            _________________

                                FORM S-8

                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933

                            _________________

                            PFS Bancorp, Inc.
______________________________________________________________________________
          (Exact Name of Registrant as Specified in Its Charter)


                                Indiana
______________________________________________________________________________
  (State or Other Jurisdiction of Incorporation or Organization)


                               35-2142534
______________________________________________________________________________
                  (I.R.S. Employer Identification No.)


Second and Bridgeway Streets
Aurora, Indiana                                                      47001
______________________________________________________________________________
(Address of Principal Executive Offices)                          (Zip Code)



                PFS Bancorp, Inc. 2002 Stock Option Plan
______________________________________________________________________________
                       (Full Title of the Plan)


                                        Copies to:
Mel E. Green                            Kevin M. Houlihan, Esq.
President and Chief Executive Officer   Eric M. Marion, Esq.
PFS Bancorp, Inc.                       Elias, Matz, Tiernan & Herrick L.L.P.
Second and Bridgeway Streets            734 15th Street, N.W.
Aurora, Indiana 47001                   Washington, D.C. 20005
(812) 926-0631                          (202) 347-0300
______________________________________________________________________________
(Name, Address and Telephone Number of Agent For Service)

                                 CALCULATION OF REGISTRATION FEE
===============================================================================================
                                                    Proposed       Proposed
  Title of Each                   Amount             Maximum        Maximum         Amount of
Class of Securities               to be          Offering Price    Aggregate       Registration
 to be Registered               Registered(1)       Per Share    Offering Price        Fee
-----------------------------------------------------------------------------------------------
Common Stock, par value $.01
  per share                    62,228 shares(2)     $16.85(2)    $1,048,541.80

Common Stock, par value $.01
  per share                    89,860 shares(3)     $21.50(3)    $1,931,990.00
                              -------                             ------------
Total                         152,088 shares                     $2,980,531.80        $377.63
                              =======                             ============
===============================================================================================

(1) Together with an indeterminate number of additional shares pursuant to Rule 416(a) which may be necessary to adjust the number of shares reserved for issuance pursuant to the PFS Bancorp, Inc. ("Company" or "Registrant") 2002 Stock Option Plan (the "Option Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, par value $.01 per share ("Common Stock"), of the Company.

(2) The 62,228 shares represent shares of Common Stock for which options have been granted under the Option Plan as of the date hereof but not yet exercised. The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of the options and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended ("Securities Act").

(3) The 89,860 shares represent shares of Common Stock which have been reserved under the Option Plan for stock options not yet granted under the Option Plan. The Proposed Maximum Offering Price Per Share is equal to the average of the bid and ask prices of the Common Stock of the Company on September 10, 2004 on the Nasdaq National Market and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act.

                         __________________________

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.

                                  PART I

Item 1.        Plan Information.*

Item 2.        Registrant Information and Employee Plan Annual
               Information.*

________________

* The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission ("SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to
     Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                  PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

     The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 (File No. 000-33233) filed with the SEC on March 30, 2004;

          (b) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Form 10-KSB referred to in clause (a) above;

          (c) The description of the Common Stock of the Company contained in Item 1, "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A as filed on October 9, 2001 (File No. 000-33233); and

          (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

     Not applicable.

Item 5.        Interests of Named Experts and Counsel.

     Not applicable to this Registration Statement.

Item 6.        Indemnification of Directors and Officers.

     In accordance with the Business Corporation Law of the State of Indiana,
Article IX of the Articles of Incorporation of PFS Bancorp, Inc. (referred to below in this Item 6 as the "Corporation") provides as follows:

                                ARTICLE IX

                      INDEMNIFICATION AND LIABILITY

     A. Personal Liability of Directors and Officers. A director or officer of the Corporation shall not be personally liable for monetary damages for any action taken or any failure to take any action as a director except to the extent that by law a director's liability for monetary damages may not be limited.

     B. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or who is serving at the request of the Corporation as a director, officer or agent of any other corporation, against expenses (including attorney's fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Indiana law.

     C. Advancement of Expenses. Reasonable expenses incurred by an officer, director, employee or agent of the Corporation or by a person serving at the request of the Corporation as a director, officer or agent of any other corporation in defending a civil or criminal action, suit or proceeding described above in "Indemnification" shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the full extent permitted under Indiana law.

     D. Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Articles of Incorporation, any insurance or other agreement, vote of shareholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit to the heirs, executors and administrators of such person provided that no indemnification shall be made to or on behalf of any individual if a judgment or other final adjudication establishes that his act or omissions (i) were in breach of his duty of loyalty to the Corporation or its shareholders, (ii) were not in good faith or involved a knowing violation of law or (iii) resulted in the receipt of an improper personal benefit.

     E. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Articles of Incorporation.

     F. Modification. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article shall be in the nature of a contract between the Corporation and each such director or officer, and no amendment or repeal of any provision of this Article shall alter, to the detriment of such director or officer, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

Item 7.        Exemption from Registration Claimed.

     Not applicable because no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.        Exhibits.

     (a) The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

    No.    Description of Exhibit
    ---    ----------------------

    4.0    Form of Common Stock Certificate*

    5.0 Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to the legality of the Common Stock

   10.0    PFS Bancorp, Inc. 2002 Stock Option Plan**

   23.1 Consent of Elias, Matz, Tiernan & Herrick L.L.P. (contained in the opinion included as Exhibit 5.0)

   23.2    Consent of Grant Thornton LLP

   24.0 Power of attorney for any subsequent amendments is located in the signature pages


_______________
* Incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form SB-2 (File No. 333-63696) filed with the SEC on June 22, 2001, as amended.

** Incorporated by reference from the Company's Definitive Schedule 14A (File No. 000-33233) filed with the SEC on March 25, 2002.

Item 9.        Undertakings.

     The undersigned Registrant hereby undertakes that it will:

     1. file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) include any additional or changed material information on the plan of distribution;

     (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aurora, State of Indiana, on this 14th day of September 2004.

                               PFS BANCORP, INC.


                               By:  /s/  Mel E. Green
                                    -------------------------------------
                                    Mel E. Green
                                    President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Mel E. Green his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


      Name                        Title                            Date
--------------------- ----------------------------------    -----------------

/s/  Mel E. Green     President, Chief Executive Officer    September 14, 2004
--------------------- and Director (principal executive
Mel E. Green          officer)



/s/ Stuart M. Suggs   Chief Operating Officer and Chief     September 14, 2004
--------------------- Financial Officer (principal
Stuart M. Suggs       financial and accounting officer)


/s/ Robert L. Laker   Chairman of the Board                 September 14, 2004
---------------------
Robert L. Laker

      Name                        Title                            Date
--------------------- ----------------------------------    -----------------

/s/ Jack D. Tandy     Secretary and Director                September 14, 2004
---------------------
Jack D. Tandy


/s/ Gilbert L. Houze  Director                              September 14, 2004
---------------------
Gilbert L. Houze


/s/ Dale R. Moeller   Director                              September 14, 2004
---------------------
Dale R. Moeller


/s/ Carl E. Petty     Director                              September 14, 2004
---------------------
Carl E. Petty